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                                                                     EXHIBIT 5.1

                          Morgan, Lewis & Bockius LLP
                              1800 M Street, N.W.
                             Washington, D.C. 20036

         December 27, 2000



         United States Lime & Minerals, Inc.
         13800 Montfort Drive
         Suite 330
         Dallas, TX  75240


         Re: Registration Statement on Form S-3 under the Securities Act of 1933, as Amended

         Ladies and Gentlemen:


                   We have acted as counsel to United States Lime & Minerals, Inc., a Texas corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, of a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of offering 1,818,181 shares of common stock, par value $0.10 per share (the "Shares") of the Company, to be offered (the "Rights Offering") by the Company pursuant to subscription rights (the "Rights").



                  We have participated in the preparation of the Registration Statement, and we have examined the Restated Articles of Incorporation and the Bylaws of the Company, as amended to date, and such other documents, records, statutes and decisions as we have deemed necessary or appropriate for the purposes of the opinion expressed herein. As to matters of fact, we have relied on representations of officers and representatives of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.



                  Based upon the foregoing, we advise you that, in our opinion, when issued and delivered upon the exercise of the Rights in accordance with the terms and conditions of the Rights Offering as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.





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                  We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.


         Very truly yours,




         /s/ Morgan, Lewis & Bockius LLP